EXHIBIT 10.2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIRD AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT

THIS THIRD AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT (“Amendment”), effective as of November 29, 2012 (the “Amendment Date”), is entered into by and between Celgene Corporation, a Delaware corporation, having a principal place of business 86 Morris Avenue, Summit, NJ 07901 (“Celgene”), and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”). Celgene and Array are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement (as defined below).
WHEREAS, Celgene and Array entered into that certain Drug Discovery and Development Agreement, effective as of September 21, 2007, as amended on June 17, 2009 and on January 8, 2012 (collectively, the “Agreement”);
WHEREAS, pursuant to Section 3.5 of the Agreement, the Joint Research Committee [ * ];
WHEREAS, based on the results of the further studies on such [ * ], the Parties agreed that such [ * ] would not be [ * ], thereby ending Array’s obligation to conduct the Discovery Program with respect to the Target [ * ], but not ending the Option Term for [ * ];
WHEREAS, the Parties desire to continue the Discovery Program with respect to the Target [ * ], and, based on the results of the continued Discovery Program, the JRC has, in accordance with Section 3.5.1 of the Agreement, determined that certain Compound(s) that [ * ] are available for selection as Lead Compound(s) for advancement into [ * ];
WHEREAS, the Parties desire to conduct [ * ] for such potential Lead Compound(s), advance certain of such additional modulators into [ * ], as further described at Exhibit A; and
WHEREAS, the Parties desire to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
This Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Amendment. The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended.

2.
In partial consideration of this Amendment, Celgene will pay to Array Three Million Dollars (U.S. $3,000,000) within fifteen (15) days following the Amendment Date to fund the [ * ] Work Plan as set forth at Exhibit A.

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EXHIBIT 10.2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	Selection of Development Compounds and Development Back-Up Compounds, if any, shall be in accordance with the terms of the Agreement, including Sections 3.5.2 and 3.5.3.

4.
If, within [ * ] the selection of such Development Compounds and Development Back-Up Compounds, Celgene exercises the Celgene Product Option with respect to any Development Compound and any corresponding Back-Up Compounds directed to [ * ], then, in consideration of Celgene’s [ * ] of such Celgene Product Option, the [ * ] Discovery Milestone for the [ * ] Target, as set forth at Section 6.2, shall be reduced to [ * ]. If Celgene does not exercise such Celgene Product Option within such [ * ], the Discovery Milestone shall not be reduced.

5.
For purposes of clarity, the Option Term for the Target [ * ] remains in full force and effect and shall continue in accordance with Section 4.1 of the Agreement (i.e., commencing on the Effective Date).

IN WITNESS WHEREOF, Celgene and Array have caused this Third Amendment to Drug Discovery and Development Agreement to be executed by their respective duly authorized representatives as of the date and year first written above.

CELGENE CORPORATION	ARRAY BIOPHARMA INC.
By: /s/ Perry Karsen	By: /s/ John R. Moore
Name: Perry Karsen	Name: John Moore
Title: EVP, COO	Title: General Counsel

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EXHIBIT 10.2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A

[ * ] Work Plan

Please see attached.

[ * ]

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